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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K
                                    CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 1997



                             U.S. MEDICAL PRODUCTS, INC.
                (Exact name of Registrant as specified in its charter)


                  TEXAS                                74-2599718
       (State of incorporation)            (IRS Employer Identification No.)

                                       1-12954
                               (Commission File Number)

                 12201 Technology Boulevard, Suite 100, Austin, Texas
                       (Address of principal executive offices)

                    Registrant's telephone number: (512) 257-8787



              This document consists of 3 pages of which this is page 1.


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Item 1.   Changes in Control of Registrant

          None

Item 2.   Acquisition or Disposition of Assets

          None

Item 3.   Bankruptcy or Receivership

          Not applicable

Item 4.   Changes in Registrant's Certifying Accountants

          None

Item 5.   Other Events

          US Medical Products, Inc. ("USMP") (BSE-UMP, USMD, USMD/U, USMD/W), located at 12201 Technology Blvd., Austin, Texas, has entered into negotiations to sell a majority of its assets to Hayes Medical, Inc. (Sacramento, California). These assets include implant and instrument inventories, property and equipment, patents and regulatory approvals. In addition to the assumption of certain liabilities, Hayes Medical will pay USMP using a combination of cash, royalties and a secured note.

          At the same time, USMP has entered into merger negotiations with Metrax Medical, Inc. (Delaware Corporation), Metrax Medical, Inc. is a privately held company that develops, manufactures and internationally distributes professional medical products and consumer wellness products. Metrax Medical Inc. owns 100% of Metrax GmbH, a 24 year old German based medical products company with annual sales of over $16 million. Metrax Medical Inc. also owns approximately 80% of the outstanding common stock of USMP.

Item 6.   Resignations of Registrant's Directors

          None

Item 7.   Financial Statements and Exhibits

          None

Item 8.   Changes in Fiscal Year

          Not Applicable





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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        U.S. Medical Products, Inc.
                                        Registrant


                                        /s/ Fred Mindermann
                                        ---------------------------------
                                        Fred Mindermann
                                        Acting Chief Executive Officer








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